Exhibit 10.2

BALDWIN TECHNOLOGY COMPANY, INC.
2005 EQUITY COMPENSATION PLAN

PLAN OPTION GRANT CERTIFICATE

This Certificate evidences the grant by Baldwin Technology Company, Inc. (the “Company”) of an option (the “Plan Option”) pursuant to the provisions of the 2005 Equity Compensation Plan (the "Plan") of the Company to the individual whose name appears below, covering the specific number of shares of Common Stock of the Company ("Stock") set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions (capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Plan):

1.	Name of individual to whom the Plan Option was granted ("Grantee"):
Mark T. Becker

2.	Number of Shares of Stock of the Company which are subject to the Plan Option: 200,000 shares of Class A Common Stock

3.	Exercise price of shares subject to the Plan Option: $1.20 per share

4.	Date of Grant of the Plan Option: October 1, 2010

5.	Vesting and Exercisability: The Plan Option vested and became exercisable as to the entire Number of Shares granted on the Date of Grant.

6.
Expiration or Termination date of the Plan Option:  The Plan Option will expire, if not sooner exercised, as of the close of business on September 30, 2020, regardless of Grantee’s status as an employee of the Company at any time prior to the exercise of the Plan Option and notwithstanding anything to the contrary in the Plan.

7.	Type of Option: Non-qualified stock option.

The Grantee hereby acknowledges receipt of a copy of the Plan as presently in effect.  The text and all of the terms and provisions of the Plan are incorporated herein by reference, and the Plan Option is subject to such terms and provisions in all respects other than as set forth in this Plan Option Grant Certificate.

At any time when the Grantee wishes to exercise the Plan Option, in whole or in part, the Grantee shall submit to the Company a written notice of exercise, specifying the exercise date and the number of shares to be exercised.  Upon exercise, the Grantee shall remit to the Company the exercise price, plus an amount sufficient to satisfy the withholding tax obligations of the Company, if any, that may arise in connection with such exercise.

BALDWIN TECHNOLOGY COMPANY, INC.	Accepted and Agreed to:

By: /s/Gerald A. Nathe	By:	/s/Mark T. Becker
Gerald A. Nathe		Mark T. Becker
Chairman of the Board

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